Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035     503-684-7000                      www.gbrx.com

For release:	July 6, 2016, 6:00 a.m. EDT	Contact:	Lorie Tekorius
Justin Roberts
503-684-7000

Greenbrier Reports Third Quarter Results

~ Posts EPS of $1.12 ~

~ Marine backlog exceeds $120 million ~

~ Increases quarterly dividend 5% to $0.21 per share ~

Lake Oswego, Oregon, July 6, 2016 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its third fiscal quarter ended May 31, 2016.

Third Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $35.4 million, or $1.12 per diluted share, on revenue of $612.9 million.

•	Adjusted EBITDA for the quarter was $99.5 million, or 16.2% of revenue.

•	Net debt was reduced by over $21 million during the quarter. Net debt is less than $100 million on total assets of $1.8 billion. Net debt to LTM EBITDA maintained at 0.2x.

•	New railcar backlog as of May 31, 2016 was 31,200 units with an estimated value of $3.6 billion (average unit sale price of $116,000), compared to 34,100 units with an estimated value of $4.0 billion (average unit sale price of $116,000) as of February 29, 2016.

•	Diversified orders for 1,700 new railcars were received during the quarter, valued at $150 million, or an average price of approximately $91,000 per railcar.

•	New railcar deliveries totaled 4,300 units for the quarter, compared to 4,500 units for the quarter ended February 29, 2016.

•	Orders for two articulated ocean-going barges during the quarter and three ocean-going deck barges in June bring marine backlog to over $120 million.

•	Board declared a 5% increase in the quarterly dividend to $0.21 per share payable on August 10, 2016 to shareholders of record as of July 20, 2016.

Progress on Longer Term Financial Goals

•	Third quarter aggregate gross margin, excluding syndication activity from a railcar portfolio acquired in our first quarter, was 22.5%, consistent with our goal of at least 20% gross margin by the second half of fiscal 2016. We continue to be pleased with the portfolio syndication returns; however, the margin percentage on this activity had a dilutive impact, resulting in aggregate gross margin of 20.7%.

•	Third quarter annualized ROIC of 28.9% continues ROIC performance above 25% for the third consecutive quarter. We expect to maintain or exceed our 25% ROIC target for fiscal 2016.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 2

William A. Furman, Chairman and CEO said, “We posted strong operational and financial results in the quarter, particularly in light of growing industry headwinds. Profitability was solid with aggregate gross margin at 20.7%. I am proud of our results so far this year and pleased that we expect to achieve full year results within our range of expectations. This is a testament to the dedication of our employees and strength of our integrated business model.”

Furman added, “As North American rail markets adjust to lower railcar loadings and increased rail velocity, we will focus on this core business while growing our earnings base in select international markets where long-term demand for railcars is strong. We achieved an important international milestone by beginning production of 1,200 tank cars for Saudi Railway Company’s October 2015 order. I am also pleased about the recently announced extension of our partnership in Brazil and strongly believe that global markets will be a key driver of future growth.”

Furman continued, “Greenbrier’s backlog remains strong, with non-energy related railcars representing over 80% of our total backlog. The North American energy sector is contending with a surplus of railcars. We continue to engage with our customers to identify solutions for the 5,000 sand cars in our backlog impacted by this over-supply issue. Finally, with the recent marine barge orders, our marine backlog is over $120 million with production extending into 2018.”

Furman concluded, “Greenbrier is a strong and diverse company. Greenbrier’s flexibility and creativity allow us to meet challenging market conditions and we are well-prepared for markets characterized by lower total railcar deliveries. We are proud of our lower cost, flexible manufacturing capacity, diversified product and customer mix, strong balance sheet and backlog. Greenbrier’s strategic transformation has positioned us to execute on future opportunities, which we believe will lead to continued growth and, ultimately, best position the company to increase shareholder value.”

Business Outlook

Based on current business trends and production schedules for fiscal 2016, Greenbrier refines provided guidance for:

●	New railcar deliveries to be approximately 20,000 – 21,000 units

●	Revenue of approximately $2.8 billion

●	Diluted EPS in the range of $5.70 to $5.90

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 3

Financial Summary

	Q3 FY16	Q2 FY16	Sequential Comparison – Main Drivers
Revenue	$612.9M	$669.1M	Down 8.4% primarily due to lower volume of sales from acquired railcar portfolio and lower wheel volumes
Gross margin	20.7%	17.9%	Up 280 bps due primarily to manufacturing efficiencies, a favorable product mix and higher scrap pricing
Selling and administrative expense	$43.3M	$38.2M	Up 13.4% primarily attributed to higher employee related costs including long-term incentive compensation
Net gain on disposition of equipment	$0.3M	$10.7M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$99.5M	$108.2M	Down 8.0% due to lower deliveries
Effective tax rate	27.9%	28.3%	Reflects a change in the geographic mix of earnings and the effects of discrete items
Net earnings attributable to noncontrolling interest	$24.2M	$21.3M	Driven by timing of deliveries and higher margin from our GIMSA JV
Net earnings	$35.4M	$44.9M
Diluted EPS	$1.12	$1.41

Segment Summary

	Q3 FY16	Q2 FY16	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$458.5M	$454.5M	Up 0.9% primarily due to improved efficiencies and a change in mix partially offset by lower deliveries
Gross margin	23.1%	20.4%	Up 270 bps primarily due to a change in product mix
Operating margin (1)	20.2%	17.3%
Deliveries	4,300	4,500
Wheels & Parts
Revenue	$78.4M	$90.5M	Down 13.4% primarily attributable to lower wheel and component volumes
Gross margin	11.0%	10.0%	Up 100 bps primarily due to higher scrap pricing and a more favorable product mix
Operating margin (1)	7.4%	7.2%
Leasing & Services
Revenue	$76.0M	$124.1M	Decline due to lower volume of sales from acquired railcar portfolio
Gross margin	16.8%	14.6%	Up due to lower volume of sales from acquired railcar portfolio, which is dilutive; excluding this activity, gross margin is 51.2% in Q3 and 51.1% in Q2
Operating margin (1) (2)	10.9%	19.7%	Q2 benefitted from higher gains on disposition of equipment
Lease fleet utilization	94.9%	95.4%	Excludes newly manufactured railcars not yet on lease and the acquired railcar portfolio

(1)	See supplemental segment information on page 11 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2016 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

●	July 6, 2016

●	8:00 a.m. Pacific Daylight Time

●	Phone: 1-630-395-0143, Password: “Greenbrier”

●	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in manufacturing facilities in the U.S., Mexico and Poland and marine barges at our U.S. manufacturing facility. Greenbrier sells reconditioned wheel sets and provides wheel services at locations throughout the U.S. We recondition, manufacture and sell railcar parts at various U.S. sites. Through GBW Railcar Services, LLC, a 50/50 joint venture with Watco Companies, LLC, freight cars are repaired and refurbished at over 30 locations across North America, including more than 10 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for over 260,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to adjust manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, changes in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; inability to convert backlog of railcar orders and obtain and execute lease syndication commitments; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 5

and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Annualized ROIC is calculated by taking year to date Earnings from operations, less cash paid for income taxes, net, which is then annualized and divided by the average balance of the sum of the Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. The average is calculated based on the quarterly ending balances.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31, 2016	February 29, 2016	November 30, 2015	August 31, 2015	May 31, 2015

Assets
Cash and cash equivalents	$214,440	$283,541	$197,633	$172,930	$122,783
Restricted cash	8,669	8,877	9,818	8,869	8,912
Accounts receivable, net	213,510	228,072	237,213	196,029	214,890
Inventories	458,068	421,243	444,023	445,535	426,655
Leased railcars for syndication	136,812	179,975	238,911	212,534	213,197
Equipment on operating leases, net	232,791	235,171	252,641	255,391	257,962
Property, plant and equipment, net	318,010	310,019	307,196	303,135	285,570
Investment in unconsolidated affiliates	89,297	86,850	86,658	87,270	91,217
Intangibles and other assets, net	71,022	73,296	76,157	65,554	62,664
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,785,884	$1,870,309	$1,893,515	$1,790,512	$1,727,115

Liabilities and Equity
Revolving notes	$-	$75,000	$163,888	$50,888	$92,507
Accounts payable and accrued liabilities	370,652	401,010	384,670	455,213	405,544
Deferred income taxes	50,390	55,204	63,483	60,657	75,572
Deferred revenue	68,158	84,362	42,351	33,836	24,209
Notes payable	306,808	322,539	324,668	326,429	346,279

Total equity - Greenbrier	840,086	800,940	771,945	732,838	672,396
Noncontrolling interest	149,790	131,254	142,510	130,651	110,608

Total equity	989,876	932,194	914,455	863,489	783,004

	$1,785,884	$1,870,309	$1,893,515	$1,790,512	$1,727,115

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,

	2016	2015	2016	2015

Revenue
Manufacturing	$458,494	$593,376	$1,611,686	$1,478,566
Wheels & Parts	78,417	97,407	247,604	286,671
Leasing & Services	75,955	23,823	225,044	74,576

	612,866	714,606	2,084,334	1,839,813
Cost of revenue
Manufacturing	352,775	465,658	1,247,635	1,184,922
Wheels & Parts	69,818	89,645	224,208	259,285
Leasing & Services	63,175	10,017	180,737	32,942

	485,768	565,320	1,652,580	1,477,149

Margin	127,098	149,286	431,754	362,664

Selling and administrative expense	43,280	45,595	118,073	112,223
Net gain on disposition of equipment	(311)	(720)	(11,326)	(924)

Earnings from operations	84,129	104,411	325,007	251,365

Other costs
Interest and foreign exchange	3,712	4,285	10,565	9,355

Earnings before income tax and earnings from unconsolidated affiliates	80,417	100,126	314,442	242,010

Income tax expense	(22,449)	(30,783)	(92,902)	(76,209)

Earnings before earnings from unconsolidated affiliates	57,968	69,343	221,540	165,801

Earnings from unconsolidated affiliates	1,564	982	2,921	1,552

Net earnings	59,532	70,325	224,461	167,353

Net earnings attributable to noncontrolling interest	(24,180)	(27,514)	(74,808)	(41,405)

Net earnings attributable to Greenbrier	$35,352	$42,811	$149,653	$125,948

Basic earnings per common share:	$1.22	$1.54	$5.13	$4.58

Diluted earnings per common share:	$1.12	$1.33	$4.67	$3.91

Weighted average common shares:
Basic	29,059	27,842	29,182	27,514
Diluted	32,342	33,000	32,475	33,262

Dividends declared per common share:	$0.20	$0.15	$0.60	$0.45

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31,

	2016	2015

Cash flows from operating activities:
Net earnings	$224,461	$167,353
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(10,143)	(5,245)
Depreciation and amortization	41,681	33,258
Net gain on disposition of equipment	(11,326)	(924)
Stock based compensation expense	19,055	13,176
Noncontrolling interest adjustments	837	20,371
Other	564	1,008
(Increase) decrease in assets:
Accounts receivable, net	(14,333)	(8,769)
Inventories	(15,346)	(124,906)
Leased railcars for syndication	28,823	(90,914)
Other	(5,191)	(1,666)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(88,707)	23,135
Deferred revenue	24,303	3,680

Net cash provided by operating activities	194,678	29,557

Cash flows from investing activities:
Proceeds from sales of assets	88,707	4,628
Capital expenditures	(51,707)	(75,892)
Decrease in restricted cash	200	228
Investment in and advances to unconsolidated affiliates	(9,088)	(29,923)
Cash distribution from unconsolidated affiliates	5,338	715

Net cash provided by (used in) investing activities	33,450	(100,244)

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	(49,000)	73,000
Proceeds from revolving notes with maturities longer than 90 days	-	42,563
Repayments of revolving notes with maturities longer than 90 days	(1,888)	(36,137)
Repayments of notes payable	(19,461)	(5,504)
Debt issuance costs	(4,160)	-
Repurchase of stock	(33,498)	(48,451)
Dividends	(17,362)	(12,069)
Decrease in restricted cash	-	11,000
Cash distribution to joint venture partner	(62,710)	(12,489)
Investment by joint venture partner	5,400	-
Excess tax benefit from restricted stock awards	2,786	2,964
Other	(7)	(248)

Net cash provided by (used in) financing activities	(179,900)	14,629

Effect of exchange rate changes	(6,718)	(6,075)
Increase (decrease) in cash and cash equivalents	41,510	(62,133)
Cash and cash equivalents
Beginning of period	172,930	184,916

End of period	$214,440	$122,783

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Total

Revenue
Manufacturing	$698,661	$454,531	$458,494	$1,611,686
Wheels & Parts	78,729	90,458	78,417	247,604
Leasing & Services	24,999	124,090	75,955	225,044

	802,389	669,079	612,866	2,084,334
Cost of revenue
Manufacturing	533,033	361,827	352,775	1,247,635
Wheels & Parts	73,002	81,388	69,818	224,208
Leasing & Services	11,589	105,973	63,175	180,737

	617,624	549,188	485,768	1,652,580

Margin	184,765	119,891	127,098	431,754

Selling and administrative expense	36,549	38,244	43,280	118,073
Net gain on disposition of equipment	(269)	(10,746)	(311)	(11,326)

Earnings from operations	148,485	92,393	84,129	325,007

Other costs
Interest and foreign exchange	5,436	1,417	3,712	10,565

Earnings before income tax and earnings from unconsolidated affiliates	143,049	90,976	80,417	314,442
Income tax expense	(44,719)	(25,734)	(22,449)	(92,902)

Earnings before earnings from unconsolidated affiliates	98,330	65,242	57,968	221,540
Earnings from unconsolidated affiliates	383	974	1,564	2,921

Net earnings	98,713	66,216	59,532	224,461
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(74,808)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$149,653

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$5.13
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$4.67

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2015 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$379,949	$505,241	$593,376	$657,485	$2,136,051
Wheels & Parts	86,624	102,640	97,407	84,566	371,237
Leasing & Services	28,485	22,268	23,823	23,414	97,990

	495,058	630,149	714,606	765,465	2,605,278

Cost of revenue
Manufacturing	316,037	403,227	465,658	506,492	1,691,414
Wheels & Parts	76,872	92,768	89,645	75,395	334,680
Leasing & Services	14,081	8,844	10,017	8,889	41,831

	406,990	504,839	565,320	590,776	2,067,925

Margin	88,068	125,310	149,286	174,689	537,353

Selling and administrative expense	33,729	32,899	45,595	39,568	151,791
Net gain on disposition of equipment	(83)	(121)	(720)	(406)	(1,330)

Earnings from operations	54,422	92,532	104,411	135,527	386,892

Other costs
Interest and foreign exchange	3,141	1,929	4,285	1,824	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	51,281	90,603	100,126	133,703	375,713
Income tax expense	(16,054)	(29,372)	(30,783)	(35,951)	(112,160)
Earnings (loss) from unconsolidated affiliates	755	(185)	982	204	1,756

Net earnings	35,982	61,046	70,325	97,956	265,309
Net earnings attributable to noncontrolling interest	(3,196)	(10,695)	(27,514)	(31,072)	(72,477)

Net earnings attributable to Greenbrier	$32,786	$50,351	$42,811	$66,884	$192,832

Basic earnings per common share (1)	$1.19	$1.86	$1.54	$2.23	$6.85
Diluted earnings per common share (1)	$1.01	$1.57	$1.33	$2.02	$5.93

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended May 31, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$458,494	$5,595	$464,089	$92,713	$923	$93,636
Wheels & Parts	78,417	10,058	88,475	5,811	711	6,522
Leasing & Services	75,955	601	76,556	8,298	601	8,899
Eliminations	-	(16,254)	(16,254)	-	(2,235)	(2,235)
Corporate	-	-	-	(22,693)	-	(22,693)

	$612,866	$-	$612,866	$84,129	$-	$84,129

Three months ended February 29, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$454,531	$-	$454,531	$78,798	$17	$78,815
Wheels & Parts	90,458	7,200	97,658	6,506	761	7,267
Leasing & Services	124,090	3,133	127,223	24,412	3,133	27,545
Eliminations	-	(10,333)	(10,333)	-	(3,911)	(3,911)
Corporate	-	-	-	(17,323)	-	(17,323)

	$669,079	$-	$669,079	$92,393	$-	$92,393

	Total assets
(In thousands)	May 31, 2016	February 29, 2016
Manufacturing	$641,090	$624,961
Wheels & Parts	301,474	307,724
Leasing & Services	523,989	551,763
Unallocated	319,331	385,861

	$1,785,884	$1,870,309

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	May 31, 2016	February 29, 2016

Revenue	$95,700	$97,700
Earnings from operations	$3,000	$3,600
Total assets	$255,400	$247,700

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31, 2016	February 29, 2016

Net earnings	$59,532	$66,216
Interest and foreign exchange	3,712	1,417
Income tax expense	22,449	25,734
Depreciation and amortization	13,839	14,868

Adjusted EBITDA	$99,532	$108,235

Three Months Ended May 31, 2016
Backlog Activity (units)
Beginning backlog	34,100
Orders received	1,700
Production held as Leased railcars for syndication	(1,100)
Production sold directly to third parties	(3,500)

Ending backlog	31,200

Delivery Information (units)
Production sold directly to third parties	3,500
Sales of Leased railcars for syndication	800

Total deliveries	4,300

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	May 31, 2016	February 29, 2016

Weighted average basic common shares outstanding (1)	29,059	29,098
Dilutive effect of convertible notes (2)	3,224	3,203
Dilutive effect of performance awards (3)	59	59

Weighted average diluted common shares outstanding	32,342	32,360

(1)

Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes are excluded in the Weighted average diluted common shares outstanding as the average stock price during the periods did not exceed the applicable conversion price.

(3)

Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	May 31, 2016	February 29, 2016

Net earnings attributable to Greenbrier	$35,352	$44,868
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$36,085	$45,601

Weighted average diluted common shares outstanding	32,342	32,360

Diluted earnings per share	$1.12	$1.41

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